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Exhibit 5.3

To Coca-Cola HBC Finance B.V. Herengracht 556 1017 CG Amsterdam The Netherlands	Tripolis Burgerweeshuispad 301 P.O. Box 75084 1070 AB Amsterdam
T +31 20 577 1771 F +31 20 577 1775
Date 19 December 2003 Our ref. F: \396\20260460\11006-1216 (F-3)/sk	Mr J.J.J. Schutte advocaat E joost.schutte@debrauw.com T 020 - 577 14 44 F 020 - 577 17 72

Dear Sirs,

Form F-3/A Registration Statement under the Securities Act of 1993
$2,400,000,000 Debt Securities
Coca-Cola HBC Finance B.V.

1      Introduction

  I have acted on behalf of De Brauw Blackstone Westbroek N.V. as Dutch legal adviser (advocaat) to Coca-Cola HBC Finance B.V., with corporate seat in Amsterdam, (the "Issuer") in connection with the establishment of a debt shelf, through a registration (the "Registration"), under which the Issuer may from time to time issue Notes up to $2,400,000,000 fully, unconditionally and irrevocably guaranteed by Coca-Cola Hellenic Bottling Company S.A. (the "Guarantor") under and subject to the terms of an indenture dated 17 September 2003 (the "Debt Shelf"). This opinion is delivered in connection with the Registration in respect of the Notes under a registration statement on Form F-3 of the Issuer as filed with the United States Securities and Exchange Commission (the "SEC").

2      Dutch Law

  This opinion is limited to Dutch law as applied by the Dutch courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, Dutch law.

3      Scope of Inquiry; definitions

  For the purpose of this opinion, I have examined the following documents:

3.1
An e-mailed copy received by me on 17 September 2003 of an executed copy of an indenture dated 17 September 2003 between the Issuer, the Guarantor and The Bank of New York (the "Trustee") (the "Indenture"), including:

•
the form of registered security (the "Registered Notes"), including the terms and conditions of the Notes (the "Terms and Conditions");

•
the form of legend for global securities (the "Global Notes").

De Brauw Blackstone Westbroek N.V., The Hague, is registered with the trade register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction ("overeenkomst van opdracht") with De Brauw Blackstone Westbroek N.V.
The agreement is subject to the General Conditions, which have been filed with the register of the District Court in The Hague and contain a limitation of liability.
Client account notaries ING Bank no. 69.32.13.876.

3.2
E-mailed copies received by me on 12 November 2003, 18 December 2003 and 19 December 2003 of the registration statement on Form F-3 relating to the Registration, as filed with the SEC on 13 November 2003 (excluding the documents incorporated in the registration statement by reference and any annexes to it), the amendment No. 1 on Form F-3/A as filed with the SEC on 18 December 2003 and the amendment No. 2 on Form F-3/A as filed with the SEC on the date hereof (excluding the documents incorporated in the registration statement by reference and any annexes to it) (collectively, the "Registration Statement"), including the form of underwriting agreement (the "Underwriting Agreement").

3.3
A faxed copy of a written resolution of the Issuer's managing board (directie) dated on or about 11 November 2003, including a power of attorney granted by the Issuer to D. Constantinou, B. Douglas, J. Gustavsson and J. Fulton (each an "Authorised Person") (the "Power of Attorney") and including a resolution that in case of an issuance of Notes a managing director of the Issuer will confirm the terms and conditions of the Notes in a certificate (the "Draw Down Certificate")

3.4
A faxed copy of a confirmation from CC Beverages Holdings II B.V. in its stated capacity as the Issuer's sole shareholder dated on or about 12 November 2003.

3.5
A faxed copy of a notarial copy of the Dutch Issuer's deed of incorporation containing its articles of association as filed with the chamber of commerce and industry for Amsterdam (the "Chamber of Commerce").

3.6
A faxed copy of a trade register extract regarding the Dutch Issuer provided by the Chamber of Commerce and dated 11 December 2003.

  In addition, I have obtained the following confirmations given by telephone on the date of this opinion:

3.7
Confirmation from the Chamber of Commerce that the trade register extract referred to in this paragraph 3 is up to date.

3.8
Confirmation from the office of the bankruptcy division (faillissementsgriffie) of the Amsterdam district court that the Dutch Issuer is not registered as having been declared bankrupt or granted suspension of payments.

  My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

3.9
In this opinion:

  "Notes" means any notes issued under the Debt Shelf and includes, where the context so permits, the Registered Notes and the Global Notes.

  "Agreements" means the Indenture and the Underwriting Agreement.

4      Assumptions

  For the purpose of this opinion, I have made the following assumptions:

4.1
All copy documents conform to the originals and all originals are genuine and complete.

4.2
Each signature is the genuine signature of the individual concerned.

4.3
Any minutes and extracts from minutes referred to in paragraph 3 are a true record of the proceedings described in them in duly convened, constituted and quorate meetings and the resolutions set out in those minutes and any written resolutions referred to in paragraph 3 were validly passed and remain in full force and effect without modification. Any confirmation referred to in paragraph 3 is true.

4.4
The issuer has no works council (ondernemingsraad) within the meaning of the Works Council Act (Wet op de Ondernemingsraden).

4.5
A Draw Down Certificate setting forth the terms and conditions of the Notes has been signed prior to the issue of the Notes by a managing director of the Issuer.

4.6
The Underwriting Agreement will have been entered into, and the Notes will have been issued in the form referred to in paragraph 3 and the terms and conditions governing the Notes conform to the Terms and Conditions in all material respects.

4.7
The Registration Statement will have been filed with the SEC in the form referred to in paragraph 3.

4.8
The Agreements are within the capacity and powers of, and have been validly authorised and entered into by, each party other than the Issuer and (where required) the Notes have been or will have been validly authenticated in accordance with the Indenture.

4.9
The Power of Attorney remains in full force and effect without modification and no rule of law which under the The Hague Convention on the Law applicable to Agency 1978 applies or may be applied to the existence and extent of the authority of any person authorised to sign the Agreements on behalf of the Issuer under the Power of Attorney, adversely affects the existence and extent of that authority as expressed in the Power of Attorney.

4.10
The Agreements have been signed on behalf of the Issuer by an Authorised Person and the Notes have been or will have been signed on behalf of the Issuer, manually or, with the approval of the person concerned, in facsimile by an Authorised Person.

4.11
When validly signed by all the parties, the Agreements and the Notes are valid, binding and enforceable on each party under the laws of the State of New York ("New York Law") by which they are expressed to be governed, the choice of New York Law as the governing law of the Agreements applies to the submission of jurisdiction of the courts of New York (the "New York Courts") pursuant to Section 117 of the Indenture and Section X of the Underwriting Agreement (the "Jurisdiction Clauses").

4.12
Under New York Law the Issuer's payment obligations under the Notes are unsecured and unsubordinated.

4.13
No Notes will be issued beyond the maximum amount of the Debt Shelf of $2,400,000,000.

4.14
There are no dealings between the parties which affect the Agreements or the Notes.

4.15
The Notes have been, are and will be offered anywhere in the world, and such an offer has been and will be announced, only:

(a)
within a closed circle; or

(b)
if those Notes have been, or will likely shortly be, admitted to listing on the Official Segment of the stock market of Euronext Amsterdam N.V. or another recognised Dutch stock exchange; or

(c)
if:

(i)
the Registration Statement and any other documents announcing or in respect of, an offer of Notes (together the "Offer Documents") (A) comply with Section 2 of the 1995 Decree on the Supervision of the Securities Trade (Besluit toezicht effectenverkeer 1995, the "Securities Decree"), (B) are submitted to the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële Markten, the "AFM") before the offer is made, and (C) are generally available as of the time when the offer is made; or

      the Offer Documents (A) have been approved by the competent authority as referred to in Article 20 or Article 21 of EC Directive 89/298/EEG, (B) are recognised by the AFM, and (C) are generally available as of the time when the offer is made; and

    (ii)
    each announcement of the offer states where and when the Offer Documents will be or have been made generally available, and each such announcement made before the offer is made, is submitted to the AFM before the applicable Offer Documents are published; and

    (iii)
    if after the date of the Registration Statement new relevant facts occur or are discovered, Section 6 of the Securities Decree is complied with;

    all provided that the offer is made within one year after the date of the Registration Statement; or

  (d)
  to persons who trade or invest in securities in the conduct of their profession or trade (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, other institutional investors and commercial enterprises which as an ancillary activity regularly invest in securities) ("professional investors"), provided that the offer, the applicable Offer Documents and each announcement of the offer states that the offer is exclusively made to those persons; or

  (e)
  to persons who are established, domiciled or have their residence (collectively, "are resident") outside the Netherlands, provided that (A) the offer, the applicable Offer Documents and each announcement of the offer state that the offer is not and will not be made to persons who are resident in the Netherlands, (B) the offer, the Offer Documents and each announcement of the offer complies with the laws and regulations of any State where persons to whom the offer is made are resident, (C) a statement by the issuer of the Notes that those laws and regulations are complied with is submitted to the AFM before the offer is made and is included in the applicable Offer Documents and each such announcement; or

  (f)
  to persons who:

  (i)
  are professional investors; or

  (ii)
  are resident;

    provided that (A) the offer, the applicable Offer Documents and each announcement of the offer states that the offer is and will only be made to persons who are professional investors or who are not resident in the Netherlands, (B) the offer, the Offer Documents and each announcement of the offer comply with the laws and regulations of any State where persons to whom the offer is made are resident, (C) a statement by the Issuer that those laws and regulations are complied with is submitted to the AFM before the offer is made and is included in the applicable Offer Documents and each such announcement; or

  (g)
  if those Notes have a denomination of at least EUR 50,000 (or its foreign currency equivalent); or

  (h)
  if those Notes are offered for no consideration (om niet); or

  (i)
  if:

  (i)
  those Notes qualify as Euro-securities (Euro-effecten) (which they do if (A) they are subscribed for and placed by a syndicate of which at least two members are established according to their constitutional documents in different States party to the Agreement on the European Economic Area, (B) at least 60% of those Notes are offered in one or more states other than the state where the relevant Issuer is registered according to its constitutional documents, and (C) the Notes may only be subscribed for or initially be purchased through a credit institution or another institution which in the conduct of its business or profession provides one or more of the services referred to under 7 and 8 of Annex 1 to EC Directive 2000/12/EC); and

  (ii)
  no general advertising or canvassing campaign is conducted in respect of the Notes anywhere in the world; or

  (j)
  otherwise in accordance with the Dutch 1995 Act on the Supervision of the Securities Trade (Wet toezicht effectenverkeer 1995).

4.16
None of the Notes qualify as game or wager (spel en weddenschap) within the meaning of Section 7A:1811 Civil Code (Burgerlijk Wetboek, "CC") and no issue of Notes falls within the scope of the Games of Chance Act (Wet op de kansspelen).

4.17
The Issuer complies with Chapter 2 of the 1992 Banking Act Exemption Regulation (Vrijstellingsregeling Wtk 1992) and therefore does not require a banking licence pursuant to Section 6 of the 1992 Act on the Supervision of the Credit System (Wet toezicht kredietwezen 1992).

4.17
The Debt Shelf and each transaction entered into pursuant to it has been entered into, and the Notes have been or will have been issued, on an arm's length basis.

5      Opinion

  Based on the documents and confirmations referred to and the assumptions in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1
The Issuer has been incorporated and is existing as a limited liability company (naamloze vennootschap) under Dutch law.

5.2
The Issuer has the corporate power to enter into and perform the Agreements and to issue and perform the Notes.

5.3
The Agreements and the Notes have been validly signed by the Dutch Issuer.

5.4
Under Dutch law there are no governmental or regulatory consents, approvals or authorisations required by the Issuer for its entry into and performance of the Agreements or for its issue and performance of the Notes except for the purpose of complying with the assumption in paragraph 4.14.

5.5
Under Dutch law there are no registration, filing or similar formalities required to ensure the validity, binding effect and enforceability against the Issuer of the Agreements and the Notes except for the purpose of complying with the assumptions in paragraphs 4.14 and 4.16.

5.6
The entry into and performance of the Agreements, and the issue and performance of the Notes, by the Issuer do not violate Dutch law or the articles of association of the Issuer.

5.7
Under Dutch law the choice of New York law as the governing law of the Agreements and the Notes is recognised and accordingly New York law governs the validity, binding effect and enforceability against the Issuer of the Agreements and the Notes.

5.8
To the extent that Dutch law applies, the Issuer's payment obligations under the Notes are unsecured and rank at least pari passu with the claims of all its other unsecured creditors (except for claims preferred by law).

5.9
A judgment rendered by a court in New York will not be recognised and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by a court in New York (the "foreign court") which is enforceable in New York (the "foreign judgment") and files his claim with the competent Dutch court, the Dutch court will generally give binding effect to the foreign judgment insofar as it finds that the jurisdiction of the foreign court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed and unless the foreign judgment contravenes Dutch public policy.

5.10
Under Dutch law, in proceedings in a New York Court, New York Law determines the validity, binding effect and enforceability of the Jurisdiction Clauses.

5.11
The statements in the Registration Statement under the heading "Dutch Taxation", in each case to the extent that they are statements as to Dutch tax law, are correct.

6      Qualifications

  This opinion is subject to the following qualifications:

6.1
This opinion is subject to any limitations arising from bankruptcy, insolvency, liquidation, moratorium, reorganisation and other laws of general application relating to or affecting the rights of creditors.

6.2
Under Dutch law, notwithstanding the recognition of New York Law as the governing law of the Agreements and the Notes:

•
effect may be given to the law of another jurisdiction with which the situation has a close connection, insofar as, under the law of that jurisdiction, that law is mandatory irrespective of the governing law of the Agreements and those Notes;

•
Dutch law will be applied insofar as it is mandatory irrespective of the governing law of the Agreements and those Notes;

•
the application of New York Law may be refused if it is manifestly incompatible with Dutch public policy;

•
regard will be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

6.3
The enforcement in a Dutch court of the Agreements and the Notes and of foreign judgments is subject to Dutch rules of civil procedure.

6.4
To the extent that Dutch law applies, a provision to the effect that the holder of a Note may be treated as its absolute owner may not be enforceable under all circumstances.

6.5
To the extent that Dutch law applies, title to a Note may not pass if (i) the Note is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Note or (iii) the transfer of title is not effected pursuant to a valid title of transfer (geldige titel).

6.6
To the extent that the Indenture and the Terms and Conditions constitute general conditions within the meaning of Section 6:231 Civil Code (Burgerlijk Wetboek, "CC")), a holder of a Note may nullify (vernietigen) a provision therein if (i) the Issuer has not offered the holder a reasonable opportunity to examine the Indenture and the Terms and Conditions or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in Section 6:236 CC is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Note is a natural person not acting in the conduct of a profession or trade. The substitution provisions in Section 802 and 803 of the Indenture might fall within the scope of Section 6:236 CC.

6.7
If a Note has been signed on behalf on the Issuer (manually or in facsimile) by a person who is at the signing date, but ceases to be before the date of the Note and its authentication and issue, a duly authorised representative of the Issuer, enforcement of the Note in a Dutch court may require that the holder of the Note submit a copy of the Indenture.

6.8
In proceedings in a Dutch court for the enforcement of the Agreements, the court may mitigate amounts due in respect of litigation and collection costs.

6.9
To the extent that Dutch law applies, a power of attorney (including a proxy) (a) does not preclude the principal from performing the legal acts covered by the power of attorney and (b) can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

6.10
Under Dutch law, any trust to which the Convention on the Law applicable to Trusts and their Recognition 1985 (the "Trust Convention") applies, will be recognised subject to the Trust Convention. Any Trust to which the Trust Convention does not apply may not be recognised.

6.11
The trade register extract referred to in paragraph 3 does not provide conclusive evidence that the facts set out in it are correct. However, under the 1996 Trade Register Act (Handelsregisterwet 1996), subject to limited exceptions, a company cannot invoke the incorrectness or incompleteness of its trade register registration against third parties who were unaware of it.

6.12
The confirmation from the office of the bankruptcy division referred to in paragraph 3 does not provide conclusive evidence that the Dutch Issuer has not been declared bankrupt or granted suspension of payments.

6.13
I do not express any opinion on:

(a)
the validity of any transfer of a Note or any other in rem matters;

(b)
any co-ownership interest, including its validity, in any Note;

(c)
Section 107(b) and (d), Section 503 the penultimate paragraph, Section 504 and Section 515 of the Indenture.

6.14
Except for paragraph 5.12, I do not express any opinion as to any taxation matters.

7      Reliance

  This opinion is solely for the purpose of the Registration. It is not to be transmitted to anyone nor is it to be relied upon for any other purpose or quoted or referred to in any public document or filled with anyone without my written consent except that (i) it may be filed with the SEC as an exhibit to the Registration Statement and (ii) it may be referred to under the caption "Validity of the New Notes and the Guarantees" and "Taxation—Dutch Taxation" in the prospectus included in the Registration Statement. I hereby consent to the reference to De Brauw Blackstone Westbroek N.V. under the captions "Risk Factors—You may be unable to recover in civil proceedings for U.S. securities laws violations", "Taxation—Dutch Taxation", "Validity of the New Notes and the Guarantees", and "Enforcement of Civil Liabilities" in the Registration Statement (but I do not admit that I am a person whose consent for that filing and reference is required under section 7 of the United States Securities Act of 1933, as amended). I confirm that in connection with this opinion the General Conditions of De Brauw Blackstone Westbroek only apply to the issuer.

Yours faithfully,

/s/ J.J.J. Schutte
for De Brauw Blackstone Westbroek N.V.

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  Exhibit 5.3